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                                                                  Exhibit 23.1.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 19, 1996, relating to the May 31, 1996 consolidated financial statements of Symmetrix, Inc. included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (File No. 333-63789) of Nextera Enterprises, Inc.



/s/ B.D.O. SEIDMAN, LLP


Boston, Massachusetts
May 17, 1999